Execution Version
CALUMET SPECIALTY PRODUCTS PARTNERS, L.P.
2,800,000 COMMON UNITS
REPRESENTING LIMITED PARTNER INTERESTS

Underwriting Agreement
November 14, 2007
Goldman, Sachs & Co.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Deutsche Bank Securities Inc.
c/o Goldman, Sachs & Co.,
85 Broad Street
New York, New York 10004
c/o Merrill Lynch, Pierce, Fenner & Smith Incorporated
4 World Financial Center
New York, NY 10080
Ladies and Gentlemen:
     Calumet Specialty Products Partners, L.P., a Delaware limited partnership (the “Partnership”), proposes, subject to the terms and conditions stated herein, to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”) an aggregate of 2,800,000 common units representing limited partner interests in the Partnership (“Common Units”) and, at the election of the Underwriters, up to 420,000 additional Common Units. The aggregate of 2,800,000 Common Units is herein called the “Firm Units” and the aggregate of 420,000 additional Common Units is herein called the “Optional Units.” The Firm Units and the Optional Units that the Underwriters elect to purchase pursuant to Section 2 hereof are herein collectively called the “Units.”
     Calumet Lubricants Co., Limited Partnership, an Indiana limited partnership (“Calumet”), and certain of its subsidiaries own and operate certain refineries, a terminal and certain storage facilities for specialty hydrocarbon and fuel products in Louisiana and Illinois, as described more particularly in the Pricing Disclosure Package (as defined below). At each Time of Delivery (as defined in Section 4), the Partnership operates its business through Calumet and its subsidiaries. Calumet LP GP, LLC, a Delaware limited liability company (the “OLP GP”), is the general partner of Calumet. Calumet Operating, LLC, a Delaware limited liability company (the “Operating Company” or the “OLLC”), is the sole member of the OLP GP and the sole limited partner of Calumet. Calumet GP, LLC, a Delaware limited liability company (the “General Partner”), is the general partner of the Partnership. Calumet, the OLP GP, the General Partner, the Partnership and the Operating Company are hereinafter referred to collectively as the “Calumet Parties.” The General Partner, the Partnership, the Operating Company, Calumet, the OLP GP and the Operating Subsidiaries (as defined below) are hereinafter referred to collectively as the “Partnership Entities.”
     Calumet Shreveport, LLC, an Indiana limited liability company (“Calumet Shreveport”), through its ownership of Calumet Shreveport Lubricants & Waxes, LLC, an Indiana limited liability company (“Shreveport Lubes”), and Calumet Shreveport Fuels, LLC, an Indiana limited liability company (“Shreveport Fuels” and together with Shreveport Lubes, the “Shreveport Subsidiaries”), holds all assets related to Calumet’s refinery in Shreveport, Louisiana. Shreveport Lubes, Shreveport Fuels and Calumet Sales Company Incorporated, a Delaware corporation (“Reseller”), are wholly owned subsidiaries of Calumet. Calumet Shreveport and the Shreveport Subsidiaries are hereinafter referred to collectively as the “Operating LLCs.” Calumet, the Operating LLCs and Reseller are hereinafter referred to collectively as the “Operating Subsidiaries.”
     1. Representations, Warranties and Agreements of the Calumet Parties. The Calumet Parties, jointly and severally, represent and warrant to, and agree with, each of the Underwriters that:
     (a) Registration. A registration statement on Form S-3 (File No. 333-145657) (the “Initial Registration Statement”) in respect of the Units has been filed with the Securities and Exchange Commission (the “Commission” or the “SEC”); the Initial Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered to you, and, excluding exhibits thereto, but including all documents incorporated by reference therein, to you for each of the other Underwriters, have been declared effective by the Commission in such form; other than a registration statement, if any, increasing the size of the offering (a “Rule 462(b) Registration Statement”), filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Act”), which became effective upon filing, no other document with respect to the Initial Registration Statement or document incorporated by reference therein has heretofore been filed, or transmitted for filing, with the Commission (other than prospectuses filed pursuant to Rule 424(b) of the rules and regulations of the Commission under the Act previously approved by the representatives of the Underwriters); and no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose has been initiated or, to the knowledge of the Partnership Entities, threatened by the Commission (the base prospectus filed as part of the Initial Registration Statement, in the form in which it has most recently been filed with the Commission on or prior to the date of this Agreement relating to the Units, is hereinafter called the “Basic Prospectus”; any preliminary prospectus (including any preliminary prospectus supplement) relating to the Units filed with the Commission pursuant to Rule 424(b) under the Act is hereinafter called a “Preliminary Prospectus”; the various parts of the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, including all exhibits thereto and including any prospectus supplement relating to the Units that is filed with the Commission and deemed by virtue of Rule 430B under the Act to be part of the Initial Registration Statement, each as amended at the time such part of the Initial Registration Statement became effective or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective, are hereinafter collectively called the “Registration Statement”; the Basic Prospectus, as amended and supplemented immediately prior to the Applicable Time (as defined below) is hereinafter called the “Pricing Prospectus”; the final prospectus relating to the Units filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof is hereinafter called the “Prospectus”; any reference herein to the Basic Prospectus, the Pricing Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3, as of the date of such prospectus; any reference to any amendment or supplement to the Basic Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any post-effective amendment to the Registration Statement, any prospectus supplement relating to the Units filed with the Commission pursuant to Rule 424(b) under the Act and any documents filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated therein, in each case after the date of the Basic Prospectus, such Preliminary Prospectus or the Prospectus, as the case may be; any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Partnership filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement; and any “issuer free writing prospectus” as defined in Rule 433 under the Act relating to the Units is hereinafter called an “Issuer Free Writing Prospectus”). For purposes of this Agreement, “Applicable Time” means 4:30 p.m. (New York City time) on the date of this Agreement.
     (b) No Stop Order. No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Partnership by an Underwriter through Goldman, Sachs & Co. expressly for use therein.
     (c) No Material Misstatements or Omissions in Registration Statement or Prospectus. The Registration Statement conforms, and any further amendments or supplements to the Registration Statement will, when they become effective, conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus and any supplement or amendment thereto will conform, when filed with the Commission under Rule 424(b), in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and will not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, the representation and warranty in this Section 1(c) shall not apply to any statements or omissions made in reliance upon and in conformity with written information furnished to the Partnership by an Underwriter through Goldman, Sachs & Co. expressly for use therein.
     (d) No Material Misstatements or Omissions in the Pricing Disclosure Package. The Pricing Prospectus, as supplemented by those Issuer Free Writing Prospectuses and other documents and information, if any, listed on Schedule II(A) hereto, taken together (collectively, the “Pricing Disclosure Package”), as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus listed in Schedule II(A) or Schedule II(B) hereto does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus and each such Issuer Free Writing Prospectus, as supplemented by and taken together with the Pricing Disclosure Package as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Each of the statements made by the Partnership in the Pricing Prospectus, and to be made in the Prospectus and any further amendments or supplements to the Registration Statement or Prospectus within the coverage of Rule 175(b) of the rules and regulations under the Act, including (but not limited to) any projections of results of operations or statements with respect to future available cash or future cash distributions of the Partnership or the anticipated ratio of taxable income to distributions, was made or will be made with a reasonable basis and in good faith. Notwithstanding the foregoing, the representation and warranty in this Section 1(d) shall not apply to any statements or omissions made in the Registration Statement, the Prospectus or the Pricing Prospectus or any Issuer Free Writing Prospectus in reliance upon and in conformity with information furnished in writing to the Partnership by an Underwriter through Goldman, Sachs & Co. expressly for use therein.
     (e) No Material Misstatements or Omissions in the Incorporated Documents. The documents incorporated by reference in the Pricing Prospectus and Prospectus, when they were filed with the Commission or, in the case of the registration statement on Form 8-A, when it became effective, conformed in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents are filed with the Commission, or in the case of any registration statement on Form 8-A, when it becomes effective, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Partnership by an Underwriter through Goldman, Sachs & Co. expressly for use therein; and no such documents were filed with the Commission since the Commission’s close of business on the business day immediately prior to the date of this Agreement.
     (f) Formation and Qualification of the Partnership, Calumet, the General Partner, the OLP GP, the Operating Company, the Operating LLCs and Reseller.
          (i) Each of the Partnership and Calumet has been duly formed and is validly existing in good standing as a limited partnership under the Delaware Revised Uniform Limited Partnership Act (the “Delaware LP Act”) and the Indiana Uniform Limited Partnership Act (the “Indiana Act”), respectively, with full partnership power and authority necessary to enter into this

Agreement, to own or lease its properties and to conduct its business, in each case in all material respects as described in the Pricing Prospectus.
          (ii) Each of the General Partner, the OLP GP and the Operating Company has been duly formed and is validly existing in good standing as a limited liability company under the Delaware Limited Liability Company Act (the “Delaware LLC Act”) with full limited liability company power and authority to enter into this Agreement, to own or lease its properties and to conduct its business, and in the case of the General Partner and the OLP GP, to act as the general partner of the Partnership and Calumet, respectively, in each case in all material respects as described in the Pricing Prospectus.
          (iii) Each of the Operating LLCs has been duly formed and is validly existing in good standing as a limited liability company under the Indiana Business Flexibility Act (the “Indiana LLC Act”) with full limited liability company power and authority to own or lease its properties and to conduct its business, in each case in all material respects as described in the Pricing Prospectus.
          (iv) Reseller has been duly incorporated and is validly existing in good standing under the Delaware General Corporation Law (the “DGCL”) with full corporate power and authority to own or lease its properties and to conduct its business, in each case in all material respects as described in the Pricing Prospectus.
     (g) Foreign Qualifications of the Partnership Entities. Each of the Partnership Entities is duly registered or qualified as a foreign limited partnership, limited liability company or corporation, as the case may be, for the transaction of business under the laws of each jurisdiction in which the character of the business conducted by it or the nature or location of the properties owned or leased by it makes such registration or qualification necessary, except where the failure so to register or qualify would not (i) have a material adverse effect on the condition (financial or otherwise), business, prospects or results of operations of the Partnership Entities taken as a whole (a “Material Adverse Effect”), or (ii) subject the limited partners of the Partnership to any material liability or disability.
     (h) Ownership of the General Partner Interest in the Partnership. The General Partner is the sole general partner of the Partnership with a 2.0% general partner interest in the Partnership; such general partner interest has been duly authorized and validly issued in accordance with the partnership agreement of the Partnership (as the same may be amended or restated at or prior to any Time of Delivery, the “Partnership Agreement”); and the General Partner owns such general partner interest free and clear of all liens, encumbrances (except restrictions on transferability as described in the Prospectus), security interests, charges or claims.
     (i) Partnership Interests Outstanding. As of the date hereof (and prior to the issuance of the Firm Units), the issued and outstanding limited partner interests of the Partnership consist of 19,166,000 Common Units, 13,066,000 Subordinated Units (as defined in the Partnership Agreement) and the Incentive Distribution Rights (as defined in the Partnership Agreement), and the General Partner owns all of the Incentive Distribution Rights; and all of such Common Units, Subordinated Units and Incentive Distribution Rights and the limited partner interests represented thereby have been duly authorized and validly issued in accordance with the Partnership Agreement, and are fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described in the Pricing Prospectus and the Prospectus under the Caption “The Partnership Agreement — Limited Liability”); and the General Partner owns the

Incentive Distribution Rights, free and clear of all liens, encumbrances (except restrictions on transferability as described in the Pricing Prospectus and the Prospectus), security interests, charges or claims.
     (j) Valid Issuance of the Units. The Units and the limited partner interests represented thereby are duly authorized by the Partnership Agreement and, when issued and delivered to the Underwriters against payment therefor in accordance with the terms hereof, will be validly issued, fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described in the Pricing Prospectus and the Prospectus under the caption “The Partnership Agreement — Limited Liability”).
     (k) Ownership of the Membership Interest in Operating Company. The Partnership owns a 100% membership interest in the Operating Company; such membership interest is duly authorized and validly issued in accordance with the limited liability company agreement of the Operating Company (as the same may be amended or restated at or prior to each Time of Delivery, the “Operating Company Agreement”) and is fully paid (to the extent required under the Operating Company Agreement) and nonassessable (except as such nonassessability may be affected by Section 18-607 of the Delaware LLC Act); and the Partnership owns such membership interest free and clear of all liens, encumbrances (except restrictions on transferability as described in the Pricing Prospectus), security interests, charges or claims, other than those arising under the credit agreements filed as exhibits to the Registration Statement (the “Credit Agreements”).
     (l) Ownership of the Membership Interests in the OLP GP. The Operating Company owns a 100% membership interest in the OLP GP; such membership interest is duly authorized and validly issued in accordance with the limited liability company agreement of the OLP GP (as the same may be amended or restated at or prior to each Time of Delivery, the “OLP GP Agreement”) and is fully paid (to the extent required under the OLP GP Agreement) and nonassessable (except as such nonassessability may be affected by Section 18-607 of the Delaware LLC Act); and the Operating Company owns such membership interest free and clear of all liens, encumbrances (except restrictions on transferability as described in the Pricing Prospectus), security interests, charges or claims, other than those arising under the Credit Agreements.
     (m) Ownership of the General Partner Interest in Calumet. The OLP GP is the sole general partner of Calumet with a 10% general partner interest in Calumet; such general partner interest is duly authorized and validly issued in accordance with the partnership agreement of Calumet (as the same may be amended or restated at or prior to each Time of Delivery, the “Calumet Agreement”); and the OLP GP owns such general partner interest free and clear of all liens, encumbrances (except restrictions on transferability as described in the Pricing Prospectus), security interests, charges or claims, other than those arising under the Credit Agreements.
     (n) Ownership of the Limited Partner Interest in Calumet. The Operating Company is the sole limited partner of Calumet with a 90% limited partner interest in Calumet; such limited partner interest is duly authorized and validly issued in accordance with the Calumet Agreement and will be fully paid (to the extent required under the Calumet Agreement) and nonassessable (except as such nonassessability may be affected by IC 23-16-2-2 in the Indiana Act); and the Operating Company owns such limited partner interest free and clear of all liens, encumbrances, security interests, charges or claims, other than those arising under the Credit Agreements.

     (o) Ownership of the Membership Interests in the General Partner. The Heritage Group, an Indiana general partnership (“Heritage”), certain trusts associated with Fred M. Fehsenfeld, Jr. (collectively, “Fehsenfeld”), and a trust associated with F. William Grube (“Grube”) own a 51%, 19% and 30% membership interest in the General Partner, respectively; such membership interests are duly authorized and validly issued in accordance with the limited liability company agreement of the General Partner (as the same may be amended or restated at or prior to each Time of Delivery, the “General Partner Agreement”) and are fully paid (to the extent required under the General Partner Agreement) and nonassessable (except as such nonassessability may be affected by Section 18-607 of the Delaware LLC Act); and Grube and Fehsenfeld and, to the knowledge of the Calumet Parties, Heritage, own such membership interests free and clear of all liens, encumbrances (except restrictions on transferability contained in the General Partner Agreement), security interests, charges or claims.
     (p) Ownership of Calumet Shreveport. Calumet owns a 100% membership interest in Calumet Shreveport; such membership interest is duly authorized and validly issued in accordance with the limited liability company agreement of Calumet Shreveport (as the same may be amended or restated at or prior to each Time of Delivery, the “Calumet Shreveport Agreement”) and is fully paid (to the extent required under the Calumet Shreveport Agreement) and nonassessable (except as such nonassessability may be affected by IC 23-18-5-1(c) in the Indiana LLC Act); and Calumet owns such membership interest free and clear of all liens, encumbrances, security interests, charges or claims, other than those arising under the Credit Agreements.
     (q) Ownership of Shreveport Lubes and Shreveport Fuels. Calumet Shreveport owns a 100% membership interest in each of Shreveport Lubes and Shreveport Fuels; such membership interests are duly authorized and validly issued in accordance with the respective limited liability company agreements of Shreveport Lubes and Shreveport Fuels (as the same may be amended or restated at or prior to each Time of Delivery, the “Shreveport Subsidiary Agreements”) and are fully paid (to the extent required under the Shreveport Subsidiary Agreements) and nonassessable (except as such nonassessability may be affected by IC 23-18-5-1(c) in the Indiana LLC Act); and Calumet Shreveport owns such membership interests free and clear of all liens, encumbrances, security interests, charges or claims, other than those arising under the Credit Agreements.
     (r) Ownership of Reseller. Calumet owns 100% of the capital stock of Reseller; such capital stock is duly authorized and validly issued in accordance with the charter and bylaws of Reseller (as the same may be amended or restated at or prior to each Time of Delivery, the “Reseller Charter Documents”) and is fully paid and nonassessable; and Calumet owns such capital stock free and clear of all liens, encumbrances, security interests, charges or claims, other than those arising under the Credit Agreements.
     (s) No Other Subsidiaries. Other than the Partnership’s ownership of its 100% membership interest in the Operating Company, the Operating Company’s ownership of its 90% limited partner interest in Calumet and 100% membership interest in the OLP GP, the OLP GP’s ownership of its 10% general partner interest in Calumet, Calumet’s ownership of its 100% equity interest in Reseller and its 100% membership in Calumet Shreveport, and Calumet Shreveport’s 100% membership interest in each of the Shreveport Subsidiaries, none of the Partnership, the Operating Company, the OLP GP or the Operating Subsidiaries own, directly or indirectly, any equity or long-

term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity.
     (t) No Preemptive Rights, Registration Rights or Options. Except as described in the Pricing Prospectus, and except for restrictions on transfer of units of the General Partner contained in the General Partner Agreement, there are no options, warrants, preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any partnership or membership interests in any Partnership Entity, in each case pursuant to the Partnership Agreement, the Operating Company Agreement, the General Partner Agreement, the OLP GP Agreement, the Calumet Agreement, the Calumet Shreveport Agreement, the Shreveport Subsidiary Agreements and the Reseller Charter Documents (all such agreements, collectively, the “Organizational Agreements”) or the certificates of limited partnership or formation and other organizational documents of the Partnership Entities (collectively with the Organizational Agreements, the “Organizational Documents”) or any other agreement or instrument to which any of such entities is a party or by which any one of them may be bound. Neither the filing of the Registration Statement nor the offering and sale of the Units contemplated hereby gives rise to any rights for or relating to the registration of any Units or other securities of the Partnership, other than (i) as described in the Pricing Prospectus and the Partnership Agreement and (ii) as have been waived.
     (u) Authority and Authorization. The Partnership has all requisite power and authority to issue, sell and deliver the Units, in accordance with and upon the terms and conditions set forth in this Agreement and the Partnership Agreement. At each Time of Delivery, all corporate, partnership and limited liability company action, as the case may be, required to be taken by the Partnership Entities or any of their stockholders, members or partners for the authorization, issuance, sale and delivery of the Units, and the consummation of the transactions contemplated by this Agreement shall have been validly taken.
     (v) Due Execution and Delivery of Underwriting Agreement. This Agreement has been duly executed and delivered by each of the Calumet Parties.
     (w) Enforceability of Other Agreements.
          (i) The Partnership Agreement has been duly authorized, executed and delivered by the General Partner and is a valid and legally binding agreement of the General Partner, enforceable against the General Partner in accordance with its terms;
          (ii) The Operating Company Agreement has been duly authorized, executed and delivered by the Partnership and is a valid and legally binding agreement of the Partnership, enforceable against the Partnership in accordance with its terms;
          (iii) The OLP GP Agreement has been duly authorized, executed and delivered by the Operating Company and is a valid and legally binding agreement of the Operating Company, enforceable against the Operating Company in accordance with its terms;
          (iv) The General Partner Agreement has been duly authorized, executed and delivered by Heritage, Grube and Fehsenfeld and is a valid and legally binding agreement of Heritage,

Grube and Fehsenfeld, enforceable against Heritage, Grube and Fehsenfeld in accordance with its terms;
          (v) Each of the Shreveport Subsidiary Agreements has been duly authorized, executed and delivered by Calumet Shreveport and is a valid and legally binding agreement of Calumet Shreveport, enforceable against Calumet Shreveport in accordance with its terms;
          (vi) The Calumet Shreveport Agreement has been duly authorized, executed and delivered by Calumet and is valid and legally binding agreements of Calumet, enforceable against Calumet in accordance with its terms;
          (vii) The Calumet Agreement has been duly authorized, executed and delivered by the OLP GP and the Operating Company and is a valid and legally binding agreement of the OLP GP and the Partnership, enforceable against the OLP GP and the Operating Company in accordance with its terms; and
          (viii) The Agreement with respect to the Sale of the Partnership Interests in Penreco, a Texas general partnership (“Penreco”), by and among ConocoPhillips Company and M.E. Zuckerman Specialty Oil Corporation and the Partnership, dated October 19, 2007, has been duly authorized, executed and delivered by the Partnership and is a valid and legally binding agreement of the Partnership, enforceable against the Partnership in accordance with its terms;
provided that, with respect to each agreement described in this Section 1(w), the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); provided, further, that the indemnity and contribution provisions contained therein may be limited by applicable laws or public policy.
     (x) No Conflicts. None of the offering, issuance and sale by the Partnership of the Units, the execution, delivery and performance of this Agreement by the Calumet Parties, or the consummation of the transactions contemplated hereby (i) conflicts or will conflict with or constitutes or will constitute a violation of the Organizational Documents, (ii) conflicts or will conflict with or constitutes or will constitute a breach or violation of, or a default under (or an event which, with notice or lapse of time or both, would constitute such a default), any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which any of the Partnership Entities is a party or by which any of them or any of their respective properties may be bound or subject, (iii) violates or will violate any statute, law or regulation or any order, rule, judgment, decree or injunction of any court or governmental agency or body having jurisdiction over any of the Partnership Entities or any of their properties or (iv) results or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of any of the Partnership Entities, which conflicts, breaches, violations or defaults, in the case of clauses (ii), (iii) or (iv), would, individually or in the aggregate, have a Material Adverse Effect or would materially impair the ability of any of the Partnership Entities to perform their obligations under this Agreement.
     (y) No Consents. No consent, approval, authorization, order, registration, filing or qualification (“consent”) of or with any court, governmental agency or body having jurisdiction over the Partnership Entities or their respective properties or assets is required for the offering, issuance and sale by the Partnership of the Units, the execution, delivery and performance of this Agreement by the Partnership Entities party thereto, or the consummation by the Partnership Entities of the transactions contemplated by this Agreement, except (i) for such consents required under the Securities Act, the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (ii) for such consents required under state securities or “Blue Sky” laws in connection with the purchase and distribution of the Units by the Underwriters, (iii) for such consents which have been, or prior to the First Time of Delivery will be, obtained, (iv) for such consents which, if not obtained, would not, individually or in the aggregate, have a Material Adverse Effect and (v) as disclosed in the Pricing Prospectus.
     (z) No Default. None of the Partnership Entities is in (i) violation of its certificate or agreement of limited partnership, limited liability company agreement, certificate or articles of incorporation or bylaws or other organizational documents, (ii) violation of any law, statute, ordinance, administrative or governmental rule or regulation applicable to it or of any decree of any court or governmental agency or body having jurisdiction over it or (iii) breach, default (or an event which, with notice or lapse of time or both, would constitute such a default) or violation in the performance of any material obligation, agreement, covenant or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any agreement, indenture, lease or other instrument to which it is a party or by which it or any of its properties may be bound, which breach, default or violation, in the case of clauses (ii) and (iii), would, if continued, have a Material Adverse Effect, or could materially impair the ability of any of the Partnership Entities to perform their obligations under this Agreement. To the knowledge of the Calumet Parties, no third party to any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which any of the Partnership Entities is a party or by which any of them is bound or to which any of their properties is subject, is in default under any such agreement, which breach, default or violation would, if continued, have a Material Adverse Effect.
     (aa) Conformity of Securities to Description in the Pricing Disclosure Package and the Prospectus. The Units, when issued and delivered in accordance with the terms of the Partnership Agreement against payment therefor as provided herein, will conform in all material respects to the descriptions thereof contained in the Pricing Disclosure Package and the Prospectus.
     (bb) Investment Company. None of the Partnership Entities is now, and after giving effect to the offering and sale of the Units and the application of the proceeds thereof will be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”).
     (cc) Independent Public Accountants. Ernst & Young LLP, who have certified certain audited financial statements of Calumet, the Partnership and the General Partner included in the Pricing Disclosure Package and the Prospectus, is an independent registered public accounting firm with respect to such entities as required by the Act and the rules and regulations of the Commission thereunder. PricewaterhouseCoopers LLC, who have certified certain audited financial statements of Penreco, included in the Pricing Disclosure Package and the Prospectus, is an independent registered public accounting firm with respect to such entities as required by the Act and the rules and regulations of the Commission thereunder.

     (dd) Financial Statements. At September 30, 2007, the Partnership would have had, on the consolidated pro forma basis indicated in the Pricing Prospectus and the Prospectus, a capitalization as set forth in the Registration Statement, the Pricing Prospectus and the Prospectus. The historical financial statements (including the related notes and supporting schedules) included in the Registration Statement, the Pricing Prospectus or the Prospectus (and any amendment or supplement thereto) present fairly in all material respects the financial position, results of operations and cash flows of the entities purported to be shown thereby on the basis stated therein at the respective dates or for the respective periods to which they apply and have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except to the extent disclosed therein; provided, however, that, as to the financial statements of Penreco, such representation is made to the knowledge of the executive officers of the General Partner. The selected historical and pro forma financial information set forth in the Registration Statement, the Pricing Prospectus and the Prospectus (and any amendment or supplement thereto) under the caption “Selected Historical and Pro Forma Financial and Operating Data” is accurately presented in all material respects and prepared on a basis consistent with the audited and unaudited historical consolidated financial statements and pro forma financial statements from which it has been derived. The pro forma financial statements of the Partnership included in the Registration Statement, the Pricing Prospectus and the Prospectus (and any amendment or supplement thereto) have been prepared in all material respects in accordance with the applicable accounting requirements of Article 11 of Regulation S-X of the Commission; the assumptions used in the preparation of such pro forma financial statements are, in the opinion of the management of the Calumet Parties, reasonable; and the pro forma adjustments reflected in such pro forma financial statements have been properly applied to the historical amounts in compilation of such pro forma financial statements.
     (ee) Sarbanes-Oxley Act of 2002. The Partnership is in compliance in all material respects with all applicable provisions of the Sarbanes-Oxley Act of 2002, the Rules and Regulations thereunder and the rules of the National Association of Securities Dealers Automated Quotations National Market System (“NASDAQ”) that are effective and applicable to the Partnership.
     (ff) No Material Changes. None of the Partnership Entities has sustained since the date of the latest audited financial statements included in the Pricing Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, investigation, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus; and, since the respective dates as of which information is given in the Pricing Prospectus, there has not been any change in the capitalization or long-term debt of any of the Partnership Entities or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, partners’ capital, members’ equity, or results of operations of any of the Partnership Entities, taken as a whole, otherwise than as set forth or contemplated in the Pricing Prospectus.
     (gg) Title to Real Property. The Operating Company and the Operating Subsidiaries, as the case may be, will have good and indefeasible title to all real property (save and except “rights-of-way” (as defined in subsection (hh) below)) and good title to all personal property owned by them, in each case free and clear of all (i) liens and security interests except liens or security interests securing indebtedness incurred, assumed or agreed to by the Operating Company, Calumet or any of the

Operating Subsidiaries or (ii) other claims and other encumbrances (other than liens or security interests) except, in each case, (1) as described, and subject to the limitations contained, in the Pricing Prospectus or (2) such as do not materially affect the value of such property and do not materially interfere with the use of such properties taken as a whole as they have been used in the past and are proposed to be used in the future, provided that, with respect to any real property and buildings held under lease by the Operating Company, Calumet and the Operating Subsidiaries, such real property and buildings are held under valid and subsisting and enforceable leases with such exceptions as do not materially interfere with the use of the properties of the Partnership Entities taken as a whole as they have been used in the past and are proposed to be used in the future.
     (hh) Rights-of-Way. Each of the Partnership Entities has such consents, easements, rights-of-way, permits or licenses from each person (collectively, “rights-of-way”) as are necessary to conduct its business in the manner described, and subject to the limitations contained, in the Pricing Prospectus, except for (i) qualifications, reservations and encumbrances as may be set forth in the Pricing Prospectus which are not reasonably expected to have a material adverse effect upon the ability of the Partnership Entities, taken as a whole, to conduct their businesses in all material respects as currently conducted and as contemplated by the Prospectus to be conducted and (ii) such rights-of-way that, if not obtained, would not have, individually or in the aggregate, a material adverse effect upon the ability of the Partnership Entities, taken as a whole, to conduct their businesses in all material respects as currently conducted and as contemplated by the Pricing Prospectus to be conducted; other than as set forth, and subject to the limitations contained, in the Pricing Prospectus, each of the Partnership Entities has fulfilled and performed all its material obligations with respect to such rights-of-way and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or would result in any impairment of the rights of the holder of any such rights-of-way, except for such revocations, terminations and impairments that would not have a Material Adverse Effect upon the ability of the Partnership Entities, taken as a whole, to conduct their businesses in all material respects as currently conducted and as contemplated by the Prospectus to be conducted; and, except as described in the Pricing Prospectus, none of such rights-of-way contains any restriction that is materially burdensome to the Partnership Entities, taken as a whole.
     (ii) Permits. Each of the Partnership Entities has such permits, consents, licenses, franchises, certificates and authorizations of governmental or regulatory authorities (“permits”) as are necessary to own its properties and to conduct its business in the manner described in the Pricing Prospectus, subject to such qualifications as may be set forth in the Pricing Prospectus and except for such permits which, if not obtained, would not, individually or in the aggregate, have a Material Adverse Effect; each of the Partnership Entities has fulfilled and performed all its material obligations with respect to such permits which are due to have been fulfilled and performed by such date and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any impairment of the rights of the holder of any such permit, except for such revocations, terminations and impairments that would not, individually or in the aggregate, have a Material Adverse Effect.
     (jj) Books and Records. The Partnership (i) makes and keeps books, records and accounts, which, in reasonable detail, accurately and fairly reflect the transactions and dispositions of assets and (ii) maintains systems of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization;

(B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.
     (kk) Tax Returns. Each of the Partnership Entities has filed (or has obtained extensions with respect to) all material federal, state and foreign income and franchise tax returns required to be filed through the date hereof, which returns are complete and correct in all material respects, and has timely paid all taxes shown to be due pursuant to such returns, other than those (i) which, if not paid, would not have a Material Adverse Effect, or (ii) which are being contested in good faith and for which adequate reserves have been established in accordance with generally accepted accounting principles.
     (ll) Environmental Matters. Except as described in the Pricing Prospectus, the Partnership Entities (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety and the environment or imposing liability or standards of conduct concerning any Hazardous Material (as hereinafter defined) (“Environmental Laws”), (ii) have received all permits required of them under applicable Environmental Laws to conduct their respective businesses as they are currently being operated, (iii) are in compliance with all terms and conditions of any such permits, and (iv) to the knowledge of the Calumet Parties, do not have any liability in connection with the release into the environment of any Hazardous Material, except where such noncompliance with Environmental Laws, failure to receive required permits, failure to comply with the terms and conditions of such permits or liability in connection with such releases, would not, individually or in the aggregate, have a Material Adverse Effect. The term “Hazardous Material” means (A) any “hazardous substance” as defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, (B) any “hazardous waste” as defined in the Resource Conservation and Recovery Act, as amended, (C) any petroleum or petroleum product, (D) any polychlorinated biphenyl and (E) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material, waste or substance regulated under or within the meaning of any other Environmental Law.
     (mm) No Labor Dispute. No labor dispute with the employees of the Partnership Entities exists, or, to the knowledge of the Calumet Parties, is imminent that is reasonably likely to result in a Material Adverse Effect.
     (nn) Insurance. The Partnership Entities maintain, or are entitled to the benefits of, insurance covering their properties, operations, personnel and businesses against such losses and risks as are reasonably adequate to protect them and their businesses. None of the Partnership Entities has received notice from any insurer or agent of such insurer that substantial capital improvements or other expenditures will have to be made in order to continue such insurance, and all such insurance is outstanding and duly in force.
     (oo) Legal Proceedings or Contracts Required to be Described or Filed. Other than as set forth in the Registration Statement and the Pricing Prospectus, there are no legal or governmental proceedings pending or, to the knowledge of the Calumet Parties, threatened against any of the Calumet Parties or to which any of the Partnership Entities is a party or of which any property of any of the Partnership Entities is the subject that is required to be described in the Registration Statement or the Pricing Prospectus but are not described as required; and there are no agreements, contracts, indentures, leases or other instruments that are required to be described in the Registration Statement or the Pricing Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required by the Act.
     (pp) Trading. The Units have been approved for listing on the NASDAQ National Market.
     (qq) Not Ineligible Issuer. At (i) the time of filing the Initial Registration Statement and (ii) the earliest time after the filing of the Initial Registration Statement that the Partnership or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Act) of the Units, the Partnership was not an “ineligible issuer,” as defined in Rule 405 under the Act.
     (rr) Internal Controls. The Partnership maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by the Partnership’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. The Partnership’s internal control over financial reporting is effective and the Partnership is not aware of any material weaknesses in its internal control over financial reporting. Since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus and the Prospectus, there has been no change in the Partnership’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Partnership’s internal control over financial reporting. The Partnership maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Partnership and its subsidiaries is made known to the Partnership’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective.
     2. Subject to the terms and conditions herein set forth, (a) the Partnership agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Partnership, at a purchase price per unit of $35.4083, the number of Firm Units set forth opposite the name of such Underwriter in Schedule I hereto and (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Units as provided below, the Partnership agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Partnership, at the purchase price per unit set forth in clause (a) of this Section 2, that portion of the number of Optional Units as to which such election shall have been exercised (to be adjusted by you so as to eliminate fractional units) determined by multiplying such number of Optional Units by a fraction, the numerator of which is the maximum number of Optional Units which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the maximum number of Optional Units that all of the Underwriters are entitled to purchase hereunder.
     The Partnership hereby grants to the Underwriters the right to purchase at their election up to an aggregate of 420,000 Optional Units, at the purchase price per unit set forth in the paragraph above, for the sole purpose of covering sales of units in excess of the number of Firm Units. Any such election to purchase Optional Units may be exercised only by written notice from you to the Partnership, given within a period of 30 calendar days after the date of this Agreement, setting forth the aggregate number of Optional Units to be purchased and the date on which such Optional Units are to be delivered, as determined by you but in no event earlier than the First Time of Delivery (as defined in Section 4 hereof) or, unless you and the Partnership otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.
     3. Offering of Units by the Underwriters. Upon the authorization by you of the release of the Firm Units, the several Underwriters propose to offer the Firm Units for sale upon the terms and conditions set forth in the Prospectus.
     4. Delivery and Payment for the Units. (a) The Units to be purchased by each Underwriter hereunder, in book entry form, and in such authorized denominations and registered in such names as Goldman, Sachs & Co. may request upon at least forty-eight hours’ prior notice to the Partnership, shall be delivered by or on behalf of the Partnership to Goldman, Sachs & Co., through the facilities of The Depository Trust Company (“DTC”), for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by the Partnership to Goldman, Sachs & Co. at least forty-eight hours in advance. If the Units are represented by certificates, the Partnership will cause the certificates representing the Units to be made available for checking and packaging at least twenty-four hours prior to the Time of Delivery (as defined below) with respect thereto at the office of DTC or its designated custodian (the “Designated Office”). The time and date of such delivery and payment shall be, with respect to the Firm Units, 9:30 a.m., New York City time, on October 20, 2007 or such other time and date as Goldman, Sachs & Co. and the Partnership may agree upon in writing, and, with respect to the Optional Units, 9:30 a.m., New York time, on the date specified by Goldman, Sachs & Co. in the written notice given by Goldman, Sachs & Co. of the Underwriters’ election to purchase such Optional Units, or such other time and date as Goldman, Sachs & Co. and the Partnership may agree upon in writing. Such time and date for delivery of the Firm Units is herein called the “First Time of Delivery,” such time and date for delivery of the Optional Units, if not the First Time of Delivery, is herein called the “Second Time of Delivery,” and each such time and date for delivery is herein called a “Time of Delivery.”
     (b) The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 8 hereof, including the cross receipt for the Units and any additional documents reasonably requested by the Underwriters pursuant to Section 8(m) hereof, will be delivered at the offices of Vinson & Elkins L.L.P., 1001 Fannin, Houston, Texas 77002 (the “Closing Location”), and the Units will be delivered at the Designated Office, all at such Time of Delivery. A meeting will be held at the Closing Location at 2:00 p.m., Houston time, on the New York Business Day next preceding such Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 4, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.

     5. Further Agreements of the Calumet Parties. Each of the Calumet Parties agrees with each of the Underwriters:
     (a) Preparation of Prospectus and Registration Statement. (i) To prepare the Prospectus in a form approved by you and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Act; (ii) to make no further amendment or any supplement to the Registration Statement, the Basic Prospectus or the Prospectus which shall be disapproved by you promptly after reasonable notice thereof; (iii) to file promptly all material required to be filed by the Partnership with the Commission pursuant to Rule 433(d) under the Act; (iv) to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and to furnish you with copies thereof; (v) to file promptly all reports and any definitive proxy or information statements required to be filed by the Partnership with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus (or, in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required in connection with the offering or sale of the Units; (vi) to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus in respect of the Units, of the suspension of the qualification of the Units for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus or for additional information; and, (vii) in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus or suspending any such qualification, to promptly use its best efforts to obtain the withdrawal of such order;
     (b) Qualification of Securities. Promptly from time to time to take such action as you may reasonably request to qualify the Units for offering and sale under the securities laws of such jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Units, provided that in connection therewith the Partnership shall not be required to qualify as a foreign limited partnership or to file a general consent to service of process in any jurisdiction;
     (c) Copies of Documents to Underwriters. Prior to 10:00 a.m., New York City time, on the New York Business Day next succeeding the date of this Agreement and from time to time, to furnish the Underwriters with written and electronic copies of the Prospectus in New York City in such quantities as you may reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Units and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Act or the Exchange Act, to notify you and upon your request to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance; and in case any Underwriter is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) in connection with sales of any of the Units at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many written and electronic copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;
     (d) Reports to Unitholders. To make generally available to its unitholders as soon as practicable, but in any event not later than sixteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Partnership and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations thereunder (including, at the option of the Partnership, Rule 158);
     (e) Lock-Up Period. During the period beginning from the date hereof and continuing to and including the date 90 days after the date of the Prospectus (the “Lock-Up Period”), not to offer, sell, hedge, contract to sell, pledge, grant an option to purchase, make any short sale or otherwise dispose of, except as provided hereunder, any Common Units or any securities of the Partnership that are substantially similar to the Common Units, including but not limited to any securities that are convertible into or exchangeable for, or that represent the right to receive, Common Units or any such substantially similar securities (other than pursuant to employee benefit plans, qualified unit option plans or other employee compensation plans existing on, or upon the conversion or exchange of convertible or exchangeable securities outstanding as of, the date of this Agreement), without your prior written consent; provided, however, that the foregoing restrictions do not apply to any existing employee benefit plans of the Partnership;
     (f) Copies of Public Documents. During a period of two years from the effective date of the Registration Statement, to furnish or make available to its unitholders as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, partnership equity and cash flows of the Partnership and its consolidated subsidiaries certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration Statement), to make available to its unitholders a consolidated summary financial information of the Partnership and its subsidiaries for such quarter in reasonable detail;
     (g) Copies of Reports. During a period of two years from the effective date of the Registration Statement, to furnish or make available to you copies of all reports or other communications (financial or other) furnished to its unitholders, and to deliver to you as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Partnership is listed;
     (h) Use of Proceeds. To use the net proceeds received by it from the sale of the Units pursuant to this Agreement in the manner specified in the Pricing Prospectus and the Prospectus under the caption “Use of Proceeds”;

     (i) Rule 462(b) Registration Statement. If the Partnership elects to rely upon Rule 462(b), the Partnership shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 P.M., Washington, D.C. time, on the date of this Agreement, and the Partnership shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Act;
     (j) License. Upon request of any Underwriter, to furnish, or cause to be furnished, to such Underwriter an electronic version of the Partnership’s trademarks, servicemarks and logo for use on the website, if any, operated by such Underwriter for the purpose of facilitating the on-line offering of the Units (the “License”); provided, however, that the License shall be used solely for the purpose described above, is granted without any fee and may not be assigned or transferred; and
     (k) No Fiduciary Duty. That (i) the purchase and sale of the Units pursuant to this Agreement is an arm’s-length commercial transaction between the Partnership, on the one hand, and the several Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Partnership or any of the other Partnership Entities, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Partnership or any of the other Partnership Entities with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Partnership or any of the other Partnership Entities on other matters) or any other obligation to the Partnership except the obligations expressly set forth in this Agreement and (iv) each of the Partnership Entities has consulted its own legal and financial advisors to the extent it deemed appropriate. Each of the Calumet Parties agrees that it will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Partnership or any of the other Partnership Entities, in connection with such transaction or the process leading thereto.
     6. Use of Free Writing Prospectus.
     (a) Free Writing Prospectus. Each of the Calumet Parties represents and agrees that, without the prior consent of Goldman, Sachs & Co., it has not made and will not make any offer relating to the Units that would constitute a “free writing prospectus,” as defined in Rule 405 under the Act; each Underwriter represents and agrees that, without the prior consent of the Partnership and Goldman, Sachs & Co., it has not made and will not make any offer relating to the Units that would constitute a free writing prospectus; each of the Calumet Parties and the Underwriters each represent and agree that any such free writing prospectus the use of which has been consented to by the Partnership and Goldman, Sachs & Co. is listed on Schedule II(A) or Schedule II(B) hereto.
     (b) Use of Issuer Free Writing Prospectus. Each of the Calumet Parties represents and agrees that it has complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending; and that it has satisfied and will satisfy the conditions under Rule 433 under the Act to avoid a requirement to file with the Commission any electronic road show.
     (c) Information in Issuer Free Writing Prospectus. Each of the Calumet Parties represents and agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, to give prompt notice thereof to Goldman, Sachs & Co. and, if requested by Goldman, Sachs & Co., to prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus or other document that will correct such conflict, statement or omission; provided, however, that this representation and warranty shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with information furnished in writing to the Partnership by an Underwriter through Goldman, Sachs & Co. expressly for use therein.
     7. Expenses. Each of the Calumet Parties covenants and agrees with one another and with the several Underwriters that the Partnership will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Partnership’s counsel and accountants in connection with the registration of the Units under the Act and all other expenses in connection with the preparation, printing, reproduction and filing of the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, any Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing any Agreement among Underwriters, this Agreement, any Blue Sky Memorandum, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Units; (iii) all expenses in connection with the qualification of the Units for offering and sale under state securities laws as provided in Section 5(b) hereof, including the fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey; (iv) all fees and expenses in connection with listing the Units on NASDAQ; (v) the filing fees incident to any required review by the National Association of Securities Dealers, Inc. of the terms of the sale of the Units; (vi) the cost of preparing certificates for the Units; (vii) the cost and charges of any transfer agent or registrar; (viii) two-thirds of the itemized air charter expenses incurred by the Underwriters in connection with the offering; and (ix) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section 7. It is understood, however, that, except as provided in this Section 7 and Sections 9 and 12 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, stock transfer taxes on resale of any of the Units by them, any advertising expenses connected with any offers they may make, and one-third of the itemized air charter expenses incurred by the Underwriters in connection with the offering.
     8. Conditions of Underwriters’ Obligations. The obligations of the Underwriters hereunder, as to the Units to be delivered at each Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Calumet Parties herein are, at and as of such Time of Delivery, true and correct, the condition that the Calumet Parties shall have performed all of their obligations hereunder theretofore to be performed, and the following additional conditions:
     (a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; all material required to be filed pursuant to

Rule 433(d) under the Act shall have been filed with the Commission within the applicable time period prescribed for such filing by Rule 433 under the Act; if the Partnership has elected to rely upon Rule 462(b) under the Act, the Rule 462(b) Registration Statement shall have become effective by 10:00 P.M., Washington, D.C. time, on the date of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; no stop order suspending or preventing the use of the Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;
     (b) Baker Botts L.L.P., counsel for the Underwriters, shall have furnished to you such written opinion or opinions, dated such Time of Delivery, with respect to the issuance and sale of the Units and other related matters as the representatives of the Underwriters may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;
     (c) Vinson & Elkins L.L.P., counsel for the Partnership, shall have furnished to you their written opinion, dated such Time of Delivery, in form and substance satisfactory to you, to the effect that:
          (i) The Partnership has been duly formed and is validly existing in good standing as a limited partnership under the Delaware LP Act with all necessary limited partnership power and authority to own or lease its properties and to conduct its business, in each case in all material respects as described in the Pricing Prospectus. The Partnership is duly registered or qualified as a foreign limited partnership for the transaction of business under the laws of the jurisdictions set forth under its name on Annex I to this Agreement.
          (ii) Each of the General Partner, the Operating Company and the OLP GP has been duly formed and is validly existing in good standing as a limited liability company under the Delaware LLC Act with all necessary limited liability company power and authority to own or lease its properties and to conduct its business, and, in the case of the General Partner and the OLP GP, to serve as the general partner of the Partnership and Calumet, respectively, in each case in all material respects as described in the Pricing Prospectus. Each of the General Partner, the Operating Company and the OLP GP is duly registered or qualified as a foreign limited liability company for the transaction of business under the laws of the jurisdictions set forth under its name on Annex I to this Agreement.
          (iii) Reseller has been duly formed and is validly existing in good standing as a corporation under the DGCL with all necessary corporate power and authority to own or lease its properties and to conduct its business, in each case in all material respects as described in the Pricing Prospectus. Reseller is duly registered or qualified as a foreign corporation for the transaction of business under the laws of the jurisdictions set forth under its name on Annex I to this Agreement.
          (iv) The General Partner is the sole general partner of the Partnership with a 2.0% general partner interest in the Partnership; such general partner interest has been duly authorized and validly issued in accordance with the Partnership Agreement; and the General Partner owns its general partner interest free and clear of all liens, encumbrances (except restrictions on transferability as described in the Pricing Prospectus), security interests, charges or claims (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the General Partner as debtor is on file in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LP Act.
          (v) The Common Units, the Subordinated Units, the Incentive Distribution Rights and the limited partner interests represented thereby outstanding as of the date hereof (and prior to the issuance of the Firm Units) have been duly authorized and validly issued in accordance with the Partnership Agreement, and are fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described in the Pricing Prospectus under the caption “The Partnership Agreement — Limited Liability”). As of the date hereof (and prior to the issuance of the Firm Units), the issued and outstanding limited partner interests of the Partnership consist of 19,166,000 Common Units, 13,066,000 Subordinated Units and the Incentive Distribution Rights, and the General Partner owns all of the Incentive Distribution Rights free and clear of all liens, encumbrances (except restrictions on transferability described in the Pricing Prospectus), security interests, charges or claims (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the General Partner as debtor is on file in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LP Act.
          (vi) The Firm Units or the Optional Units, as the case may be, to be issued and sold to the Underwriters by the Partnership pursuant to this Agreement and the limited partner interests represented thereby have been duly authorized by the Partnership Agreement and, when issued and delivered to the Underwriters against payment therefor in accordance with the terms hereof, will be validly issued, fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described in the Pricing Prospectus under the caption “The Partnership Agreement — Limited Liability”).
          (vii) The Operating Company owns a 100% membership interest in the OLP GP; such membership interest has been duly authorized and validly issued in accordance with the OLP GP Agreement, and is fully paid (to the extent required under the OLP GP Agreement) and nonassessable (except as such nonassessability may be affected by Section 18-607 of the Delaware LLC Act); and the Operating Company owns such membership interest free and clear of all liens, encumbrances, security interests, charges or claims (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the Operating Company as debtor is on file in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LLC Act and those arising in connection with the Credit Agreements.
          (viii) The Partnership owns a 100% membership interest in the Operating Company; such membership interest has been duly authorized and validly issued in accordance with the Operating Company Agreement, and is fully paid (to the extent required under the Operating Company Agreement) and nonassessable (except as such nonassessability may be affected by Section 18-607 of the Delaware LLC Act); and the Partnership owns such membership interest free and clear of all liens, encumbrances (except restrictions on transferability as described in the Pricing Prospectus), security interests, charges or claims (i) in respect of which a financing statement under the Uniform

Commercial Code of the State of Delaware naming the Partnership as debtor is on file in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LLC Act and those arising in connection with the Credit Agreements.
          (ix) To the knowledge of such counsel, Heritage, Grube and Fehsenfeld own a 51%, 30% and 19% membership interest in the General Partner, respectively; such membership interests have been duly authorized and validly issued in accordance with the General Partner Agreement, and are fully paid (to the extent required under the General Partner Agreement) and nonassessable (except as such nonassessability may be affected by Section 18-607 of the Delaware LLC Act); and Heritage, Grube and Fehsenfeld own such membership interests free and clear of all liens, encumbrances (except restrictions on transferability set forth in the General Partner Agreement), security interests, charges or claims (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming Heritage, Grube or Fehsenfeld, as the case may be, as debtor is on file in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LLC Act and those arising in connection with the Credit Agreements.
          (x) Calumet owns 100% of the capital stock of Reseller; such capital stock has been duly authorized and validly issued in accordance with the Reseller Charter Documents and is fully paid and nonassessable; and Calumet owns such capital stock free and clear of all liens, encumbrances, security interests, charges or claims (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming Calumet as debtor is on file in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to such counsel, without independent investigation, other than those created by or arising under the DGCL and those arising in connection with the Credit Agreements.
          (xi) Except as described in the Pricing Prospectus, there are no options, warrants, preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any partnership or membership interests in any of the Partnership, the Operating Company, the OLP GP or Reseller (the “Delaware Partnership Entities”), in each case pursuant to the Partnership Agreement, the Operating Company Agreement, the OLP GP Agreement and the Reseller Charter Documents or, to the knowledge of such counsel, any other agreement or instrument listed as an exhibit to the Registration Statement to which the Delaware Partnership Entities are a party or by which any of them may be bound. To the knowledge of such counsel, neither the filing of the Registration Statement nor the offering or sale of the Firm Units or the Optional Units, as the case may be, as contemplated by this Agreement gives rise to any rights for or relating to the registration of any Common Units or other securities of the Partnership other than (i) as described in the Prospectus and Partnership Agreement and (ii) as have been waived.
          (xii) The Partnership has all necessary partnership power and authority to issue, sell and deliver the Units, in accordance with and upon the terms and conditions set forth in this Agreement and the Partnership Agreement.
          (xiii) This Agreement has been duly authorized, executed and delivered by each of the Calumet Parties.

          (xiv) None of the offering, issuance and sale by the Partnership of the Firm Units or the Optional Units, as the case may be, being delivered at such Time of Delivery, the execution, delivery and performance of this Agreement by the Partnership Entities which are parties thereto, or the consummation of the transactions contemplated hereby (i) constitutes or will constitute a violation of the certificate of limited partnership, agreement of limited partnership, certificate of formation, limited liability company agreement certificate of incorporation or bylaws, as the case may be, of any of the Delaware Partnership Entities, (ii) constitutes or will constitute a breach or violation of, or a default (or an event which, with notice or lapse of time or both, would constitute such a default), or result in a lien, under any other agreement filed as an exhibit to the Registration Statement, or (iii) violates or will violate the Delaware LP Act, the Delaware LLC Act, the DGCL, federal law, or any order, judgment, decree or injunction known to such counsel of any Delaware or federal court to which any of the Partnership Entities or any of their properties is subject, which breach, violation, lien or default in the case of clause (ii) or (iii), would reasonably be expected to have a Material Adverse Effect.
          (xv) No permit, consent, approval, authorization, order, registration, filing or qualification (“consent”) under the Delaware LP Act, the Delaware LLC Act, the DGCL or federal law is required for the offering, issuance and sale by the Partnership of the Firm Units or the Optional Units, as the case may be, the execution, delivery and performance of this Agreement by the Partnership Entities party thereto or the consummation by the Partnership Entities of the transactions contemplated by this Agreement, except (i) for such consents required under the Act, the Exchange Act and state securities or “Blue Sky” laws, as to which such counsel need not express any opinion, (ii) for such consents which have been obtained or made, (iii) for such consents which (A) are of a routine or administrative nature, (B) are not customarily obtained or made prior to the consummation of transactions such as those contemplated by this Agreement and (C) are expected in the reasonable judgment of the General Partner to be obtained or made in the ordinary course of business, (iv) for such consents which, if not obtained, would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect, and (v) as disclosed in the Pricing Prospectus.
          (xvi) The statements set forth in the Pricing Prospectus under the captions “How We Make Cash Distributions,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources—Debt and Credit Facilities,” “Certain Relationships and Related Party Transactions,” “Conflicts of Interest and Fiduciary Duties,” “Description of the Common Units” and “The Partnership Agreement” fairly describe in all material respects the portions of the documents addressed thereby and, insofar as they purport to constitute summaries of law or legal conclusions, are accurate in all material respects; the description of the statutes and regulations set forth in the Pricing Prospectus under the captions “Business—Environmental Matters” and “Investment in Calumet Specialty Products Partners, L.P. by Employee Benefit Plans” fairly describe in all material respects the portions of the statutes and regulations addressed thereby; and the Common Units, the Subordinated Units and the Incentive Distribution Rights conform in all material respects to the descriptions thereof contained in the Pricing Prospectus under the captions “Summary—The Offering,” “How We Make Cash Distributions,” “Description of the Common Units,” and “The Partnership Agreement.”

          (xvii) The opinion of Vinson & Elkins L.L.P. that is filed as Exhibit 8.1 to the Partnership’s Form 8-K filed between the date hereof and the First Delivery Date is confirmed, and the Underwriters may rely upon such opinion as if it were addressed to them.
          (xviii) The Registration Statement was declared effective under the Act on November 9, 2007; to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or threatened by the Commission; and any required filing of the Prospectus pursuant to Rule 424(b) has been made in the manner and within the time period required by such Rule.
          (xix) The documents incorporated by reference in the Pricing Prospectus or any further amendment and supplement thereto, made by the Partnership prior to such Time of Delivery (other than the financial statements, notes or schedules included in or incorporated by reference into the Registration Statement or Prospectus or other financial data included in or incorporated by reference into the Registration Statement or the Prospectus, as to which such counsel need not express any opinion), when they were filed with the Commission, appeared on their face to comply as to form in all material respects with the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations promulgated thereunder.
          (xx) None of the Partnership Entities is an “investment company” within the meaning of the Investment Company Act.
          (xxi) To the knowledge of such counsel, (i) there are no legal or governmental proceedings pending or threatened against any of the Partnership Entities or to which any of the Partnership Entities is a party or to which any of their respective properties is subject that are required to be described in the Registration Statement, the Basic Prospectus or the Prospectus but are not so described as required and (ii) there are no agreements, contracts, indentures, leases or other instruments that are required to be described in the Registration Statement, the Basic Prospectus or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required by the Act.
          In addition, such counsel shall state that they have participated in conferences with officers and other representatives of the Partnership Entities and the independent public accountants of the Partnership and your representatives, at which the contents of the Registration Statement, the Pricing Disclosure Package and the Prospectus and related matters were discussed, and although such counsel has not independently verified, is not passing upon, and is not assuming any responsibility for the accuracy, completeness or fairness of the statements contained in, the Registration Statement, the Pricing Disclosure Package and the Prospectus (except to the extent specified in the foregoing opinion), based on the foregoing, no facts have come to such counsel’s attention that lead such counsel to believe that:
          (A) the Registration Statement (other than (i) the financial statements and related schedules, including the notes thereto and auditor’s report thereon and (ii) other financial and accounting data included in the Registration Statement, as to which such counsel need not comment), as of the most recent Effective Date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading,

          (B) the Pricing Disclosure Package (other than (i) the financial statements and related schedules, including the notes thereto and auditor’s report thereon and (ii) other financial and accounting data included in the Pricing Disclosure Package, as to which such counsel need not comment), as of the Applicable Time, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or
          (C) the Prospectus (other than (i) the financial statements and related schedules, including the notes thereto and auditor’s report thereon and (ii) other financial and accounting data included in the Prospectus, as to which such counsel need not comment), as of its issue date and as of such Time of Delivery contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
          In rendering such opinion, such counsel may (A) rely in respect of matters of fact upon certificates of officers and employees of the Partnership Entities and upon information obtained from public officials, (B) assume that all documents submitted to them as originals are authentic, that all copies submitted to them conform to the originals thereof, and that the signatures on all documents examined by them are genuine, (C) state that their opinion is limited to federal laws, the Delaware LP Act, the Delaware LLC Act and the DGCL, (D) with respect to the opinions expressed in paragraphs (i), (ii) and (iii) above as to the due qualification or registration as a foreign limited partnership, corporation or limited liability company, as the case may be, of the Partnership, the Operating Company, the General Partner, the OLP GP and Reseller, state that such opinions are based upon the opinions of counsel provided pursuant to (d) and (e) below and upon certificates of foreign qualification or registration provided by the Secretary of State of the States listed on Annex I to such opinion (each of which shall be dated as of a date not more than fourteen days prior to such Time of Delivery and shall be provided to you), (E) state that they express no opinion with respect to the accuracy of descriptions of real or personal property or permits to own or operate any real or personal property, and (F) state that they express no opinion with respect to state or local taxes or tax statutes to which any of the limited partners of the Partnership or any of the Partnership Entities may be subject;
     (d) Barnes & Thornburg LLP, with respect to the State of Indiana, shall have furnished to you their written opinion, dated such Time of Delivery, in form and substance satisfactory to you, to the effect that:
          (i) Calumet has been duly formed and is validly existing as a limited partnership under the Indiana Act, with full partnership power and authority to own or lease its properties and to conduct its business, in each case in all respects as described in the Pricing Prospectus. Calumet is duly registered or qualified as a foreign limited partnership for the transaction of business under the laws of the jurisdictions set forth under its name on Annex I to this Agreement.
          (ii) Each of Calumet Shreveport and the Shreveport Subsidiaries has been duly formed and is validly existing as a limited liability company under the Indiana LLC Act with all necessary limited liability company power and authority to own or lease its properties and to conduct its business, in each case in all material respects as described in the Pricing Prospectus. Each of Calumet Shreveport and the Shreveport Subsidiaries is duly registered or qualified as a foreign limited liability company for the transaction of business under the laws of the jurisdictions set forth under its name on Annex I to this Agreement.
          (iii) The OLP GP is the sole general partner of Calumet with a 10% general partner interest in Calumet; such general partner interest is duly authorized and validly issued in accordance with the Calumet Agreement; and the OLP GP owns such general partner interest free and clear of all liens, encumbrances, security interests, charges or claims (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Indiana naming the OLP GP as debtor is on file in the office of the Secretary of State of the State of Indiana or (ii) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Indiana Act and those arising under the Credit Agreements.
          (iv) The Operating Company is the sole limited partner of Calumet with a 90% limited partner interest in Calumet; such limited partner interest has been duly authorized and validly issued in accordance with the Calumet Agreement and is fully paid (to the extent required under the Calumet Agreement) and nonassessable (except as such nonassessability may be affected by IC 23-16-6-2 in the Indiana Act); and the Operating Company owns such limited partner interest free and clear of all liens, encumbrances, security interests, charges or claims (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Indiana naming the Operating Company as debtor is on file in the office of the Secretary of State of the State of Indiana or (ii) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Indiana Act and those arising under the Credit Agreements.
          (v) Calumet owns a 100% membership interest in Calumet Shreveport; such membership interest has been duly authorized and validly issued in accordance with the Shreveport Agreement and is fully paid (to the extent required under the Shreveport Agreement) and nonassessable (except as such nonassessability may be affected by IC 23-18-5-1(c) in the Indiana LLC Act); and Calumet owns such membership interest free and clear of all liens, encumbrances, security interests, charges or claims (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Indiana naming Calumet as debtor is on file in the office of the Secretary of State of the State of Indiana or (ii) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Indiana LLC Act and other than those arising under the Credit Agreements.
          (vi) Calumet Shreveport owns a 100% membership interest in each of the Shreveport Subsidiaries; such membership interests have been duly authorized and validly issued in accordance with the Shreveport Subsidiary Agreements and are fully paid (to the extent required under the Shreveport Subsidiary Agreements) and nonassessable (except as such nonassessability may be affected by IC 23-18-5-1(c) in the Indiana LLC Act); and Calumet Shreveport owns such membership interests free and clear of all liens, encumbrances, security interests, charges or claims (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Indiana naming Calumet Shreveport as debtor is on file in the office of the Secretary of State of the State of Indiana or (ii) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Indiana LLC Act and those arising under the Credit Agreements.
          (vii) The Partnership has been duly qualified or registered as a foreign limited partnership for the transaction of business under the laws of the State of Indiana. Each of the General

Partner, the Operating Company, the OLP GP and the Operating LLCs has been duly qualified or registered as a foreign limited liability company for the transaction of business under the laws of the State of Indiana.
          (viii) Except as described in the Pricing Prospectus, there are no options, warrants, preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any partnership or membership interests in any of Calumet, Calumet Shreveport or the Shreveport Subsidiaries (collectively, the “Indiana Partnership Entities”), in each case pursuant to Calumet Agreement, the Calumet Shreveport Agreement and the Shreveport Subsidiary Agreements or, to the knowledge of such counsel, any other agreement or instrument to which such entities are a party or by which any of them may be bound.
          (ix) None of the offering, issuance and sale by the Partnership of the Units being delivered at such Time of Delivery, the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby (i) constitutes or will constitute a violation of the organizational documents of any of the Indiana Partnership Entities, (ii) constitutes or will constitute a breach or violation of, or a default (or an event which, with notice or lapse of time or both, would constitute such a default), or result in a lien, under any mortgage, deed of trust, loan agreement, lease or other agreement or instrument known to such counsel to which any of the Partnership Entities or their properties may be bound (other than any agreement filed as an exhibit to the Registration Statement), or (iii) results or will result in any violation of the Indiana Act, the Indiana LLC Act or the laws of the State of Indiana, or any order, judgment, decree or injunction known to such counsel of any Indiana court or governmental agency or body to which any of the Partnership Entities or any of their properties is subject, which breach, violation, lien or default in the case of clause (ii) or (iii) would reasonably be expected to have a material adverse effect on the financial condition, business or results of operations of the Partnership Entities taken as a whole.
          (x) Upon the consummation of the offering and sale of the Units contemplated hereby, (i) the liability of the Partnership for the liabilities of Calumet arising solely from the status of the Partnership as the sole member of the limited partner of Calumet will not be governed by the laws of the State of Indiana and (ii) the liability of the Partnership’s unitholders for the liabilities of the Partnership or the Operating Subsidiaries arising solely from the status of the Partnership’s unitholders as limited partners of the Partnership will not be governed by the laws of the State of Indiana.
          (xi) No permit, consent, approval, authorization, order, registration, filing or qualification (“consent”) of or with any court, governmental agency or body of the State of Indiana having jurisdiction over the Partnership Entities or any of their respective properties is required for the issuance and sale of the Units by the Partnership, except (A) for such consents required under the Act, the Exchange Act and state securities or “Blue Sky” laws, as to which such counsel need not express any opinion, (B) for such consents which have been obtained or made, (C) for such consents which (i) are of a routine or administrative nature, (ii) are not customarily obtained or made prior to the consummation of transactions such as those contemplated by this Agreement and (iii) are expected in the reasonable judgment of the General Partner to be obtained or made in the ordinary course of business, (D) for such consents which, if not obtained or made, would not, individually or in the aggregate, have a material adverse effect upon the operations conducted or to be conducted as described in the Pricing Prospectus in the State of Indiana by the Partnership Entities or (E) as disclosed in the Pricing Prospectus.
          In rendering such opinion, such counsel may (A) rely in respect of matters of fact upon certificates of officers and employees of the Partnership Entities and upon information obtained from public officials, (B) assume that all documents submitted to them as originals are authentic, and all copies submitted to them conform to the originals thereof, and that the signatures on all documents examined by them are genuine, (C) state that such opinions are limited to the laws of the State of Indiana, excepting therefrom municipal and local ordinances and regulations, (D) state that they express no opinion with respect to (i) state or local taxes or tax statutes to which any of the limited partners of the Partnership or any of the Partnership Entities may be subject, (ii) title to any real or personal property, (iii) the accuracy of descriptions or references to real or personal property or (iv) permits to own or operate any real or personal property, and (E) with respect to the opinion in paragraph (i) rely upon certificates of foreign qualification provided by the Secretary of State of Indiana (each of which shall be dated as of the date not more than fourteen days prior to such Time of Delivery and provided to you.)
          In rendering such opinion, such counsel shall state that (A) Vinson & Elkins L.L.P. and Baker Botts L.L.P. are each authorized to rely upon such opinion letter in connection with the offering as if such opinion letter were addressed and delivered to them on the date hereof and (B) subject to the foregoing, such opinion letter may be relied upon only by the Underwriters and its counsel in connection with the offering and no other use or distribution of this opinion letter may be made without such counsel’s prior written consent;
     (e) Cook, Yancey, King & Galloway APLC, with respect to the State of Louisiana, shall have furnished to you their written opinion, dated such Time of Delivery, in form and substance satisfactory to you, to the effect that:
          (i) Calumet has been duly qualified or registered as a foreign limited partnership for the transaction of business under the laws of the State of Louisiana. Each of the Operating LLCs has been duly qualified or registered as a foreign limited liability company for the transaction of business under the laws of the State of Louisiana. Reseller has been duly qualified or registered as a foreign corporation for the transaction of business under the laws of the State of Louisiana.
          (ii) Upon the consummation of the offering and sale of the Units contemplated hereby, (i) the liability of the Partnership for the liabilities of Calumet arising solely from the status of the Partnership as the sole member of the limited partner of Calumet will not be governed by the laws of the State of Louisiana and (ii) the liability of the Partnership’s unitholders for the liabilities of the Partnership or the Operating Subsidiaries arising solely from the status of the Partnership’s unitholders as limited partners of the Partnership will not be governed by the laws of the State of Louisiana.
          (iii) No permit, consent, approval, authorization, order, registration, filing or qualification (“consent”) of or with any court, governmental agency or body of the State of Louisiana having jurisdiction over the Partnership Entities or any of their respective properties is required for the issuance and sale of the Units by the Partnership, except (A) for such consents required under the Act, the Exchange Act and state securities or “Blue Sky” laws, as to which such counsel need not express any opinion, (B) for such consents which have been obtained or made, (C) for such consents which (i)

are of a routine or administrative nature, (ii) are not customarily obtained or made prior to the consummation of transactions such as those contemplated by this Agreement and (iii) are expected in the reasonable judgment of the General Partner to be obtained or made in the ordinary course of business, (D) for such consents which, if not obtained or made, would not, individually or in the aggregate, have a material adverse effect upon the operations conducted or to be conducted as described in the Pricing Prospectus in the State of Louisiana by the Partnership Entities or (E) as disclosed in the Pricing Prospectus.
          In rendering such opinion, such counsel may (A) rely in respect of matters of fact upon certificates of officers and employees of the Partnership Entities and upon information obtained from public officials, (B) assume that all documents submitted to them as originals are authentic, and all copies submitted to them conform to the originals thereof, and that the signatures on all documents examined by them are genuine, (C) state that such opinions are limited to the laws of the State of Louisiana, excepting therefrom municipal and local ordinances and regulations, (D) state that they express no opinion with respect to (i) state or local taxes or tax statutes to which any of the limited partners of the Partnership or any of the Partnership Entities may be subject, (ii) title to any real or personal property, (iii) the accuracy of descriptions or references to real or personal property or (iv) permits to own or operate any real or personal property, and (E) with respect to the opinion in paragraph (i) rely upon certificates of foreign qualification provided by the Secretary of State of Louisiana (each of which shall be dated as of the date not more than fourteen days prior to such Time of Delivery and provided to you.)
          In rendering such opinion, such counsel shall state that (A) Vinson & Elkins L.L.P. and Baker Botts L.L.P. are each authorized to rely upon such opinion letter in connection with the offering as if such opinion letter were addressed and delivered to them on the date hereof and (B) subject to the foregoing, such opinion letter may be relied upon only by the Underwriters and its counsel in connection with the offering and no other use or distribution of this opinion letter may be made without such counsel’s prior written consent;
     (f) On the date of the Prospectus at a time prior to the execution of this Agreement, at 9:30 a.m., New York City time, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at each Time of Delivery, (i) Ernst & Young LLP shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you, to the effect set forth in Annex II hereto (the executed copy of the letter delivered prior to the execution of this Agreement is attached as Annex II(a) hereto and a draft of the form of letter to be delivered on the effective date of any post-effective amendment to the Registration Statement and as of each Time of Delivery is attached as Annex II(b) hereto), and (ii) PricewaterhouseCoopers LLP shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you, to the effect set forth in Annex III hereto (the executed copy of the letter delivered prior to the execution of this Agreement is attached as Annex III(a) hereto and a draft of the form of letter to be delivered on the effective date of any post-effective amendment to the Registration Statement and as of each Time of Delivery is attached as Annex III(b) hereto
     (g) (i) None of the Partnership Entities shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus, and (ii) since the respective dates as of which information is given in the Pricing Prospectus there shall not have been any change in the capitalization or long-term debt of any of the Partnership Entities or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, partners’ equity, members’ equity or results of operations of any of the Partnership Entities otherwise than as set forth or contemplated in the Pricing Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in the judgment of the Underwriters so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Units being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;
     (h) On or after the Applicable Time, (i) no downgrading shall have occurred in the rating accorded the debt securities of any Partnership Entity by any “nationally recognized statistical rating organization,” as that term is defined by the Commission for purposes of Rule 463(g)(2) under the Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the debt securities of any Partnership Entity;
     (i) On or after the Applicable Time, there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange or NASDAQ; (ii) a suspension or material limitation in trading in the Partnership’s securities on NASDAQ; (iii) a general moratorium on commercial banking activities declared by Federal, New York State, Louisiana State or Indiana State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; or (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war; or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in the judgment of Goldman, Sachs & Co. makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Units being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;
     (j) The Units to be sold at such Time of Delivery shall have been approved for listing on the Nasdaq Global Market;
     (k) The Partnership shall have obtained and delivered to the Underwriters executed copies of a letter agreement from each officer and director of the General Partner and from each of Fehsenfeld, Grube and the Heritage Group substantially to the effect set forth in Subsection 5(e) hereof in form and substance satisfactory to you;
     (l) The Partnership shall have complied with the provisions of Section 5(c) hereof with respect to the furnishing of prospectuses on the New York Business Day next succeeding the date of this Agreement;
     (m) The Partnership shall have furnished or caused to be furnished to you at such Time of Delivery certificates of officers of the Calumet Parties satisfactory to you as to the accuracy of the representations and warranties of the Calumet Parties herein at and as of such Time of Delivery, as to the performance by the Calumet Parties of all of their obligations hereunder to be performed at or prior to such Time of Delivery, as to the matters set forth in subsections (a) and (h) of this Section and as to such other matters as you may reasonably request.
     9. Indemnification.
     (a) The Calumet Parties, jointly and severally, will indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of any Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act from and against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or “any issuer information” filed or required to be filed by Rule 433(d) under the Act, or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each such indemnified party for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that each of the Calumet Parties shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Partnership by any Underwriter through Goldman, Sachs & Co. expressly for use therein.
     (b) Each Underwriter, severally and not jointly, will indemnify and hold harmless the Calumet Parties, the directors of the General Partner, the officers of the General Partner who signed the Registration Statement, and each person who controls the Calumet Parties within the meaning of either the Act or the Exchange Act from and against any losses, claims, damages or liabilities to which any of the Calumet Parties may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Partnership by such Underwriter through Goldman, Sachs & Co. expressly for use therein; and will reimburse the Calumet Parties for any legal or other expenses reasonably incurred by the Calumet Parties in connection with investigating or defending any such action or claim as such expenses are incurred.

     (c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include any statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.
     (d) If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Calumet Parties on the one hand and the Underwriters on the other from the offering of the Units. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Calumet Parties on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Calumet Parties on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Partnership bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Calumet Parties on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. Each of the Calumet Parties and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection

(d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Units underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.
     (e) The obligations of the Calumet Parties under this Section 9 shall be in addition to any liability which they may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act and each broker-dealer affiliate of any Underwriter; and the obligations of the Underwriters under this Section 9 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the General Partner (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the General Partner) and to each person, if any, who controls any of the Calumet Parties within the meaning of the Act.
     10. Underwriters.
     (a) If any Underwriter shall default in its obligation to purchase the Units which it has agreed to purchase hereunder at a Time of Delivery, you may in your discretion arrange for you or another party or other parties to purchase such Units on the terms contained herein. If within thirty-six hours after such default by any Underwriter you do not arrange for the purchase of such Units, then the Partnership shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to you to purchase such Units on such terms. In the event that, within the respective prescribed periods, you notify the Partnership that you have so arranged for the purchase of such Units, or the Partnership notifies you that it has so arranged for the purchase of such Units, you or the Partnership shall have the right to postpone such Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Partnership agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in your opinion may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section 10 with like effect as if such person had originally been a party to this Agreement with respect to such Units.
     (b) If, after giving effect to any arrangements for the purchase of the Units of a defaulting Underwriter or Underwriters by you and the Partnership as provided in subsection (a) above, the aggregate number of such Units which remains unpurchased does not exceed one-eleventh of the aggregate number of all the Units to be purchased at such Time of Delivery, then the Partnership shall have the right to require each non-defaulting Underwriter to purchase the number of Units which such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Units which such Underwriter agreed to purchase hereunder) of the Units of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.
     (c) If, after giving effect to any arrangements for the purchase of the Units of a defaulting Underwriter or Underwriters by you and the Partnership as provided in subsection (a) above, the aggregate number of such Units which remains unpurchased exceeds one-eleventh of the aggregate number of all the Units to be purchased at such Time of Delivery, or if the Partnership shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Units of a defaulting Underwriter or Underwriters, then this Agreement (or, with respect to the Second Time of Delivery, the obligations of the Underwriters to purchase and of the Partnership to sell the Optional Units) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Partnership, except for the expenses to be borne by the Partnership and the Underwriters as provided in Sections 7 and 12 hereof and the indemnity and contribution agreements in Section 9 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.
     11. The respective indemnities, agreements, representations, warranties and other statements of the Partnership and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Partnership, or any officer or director or controlling person of the General Partner, and shall survive delivery of and payment for the Units.
     12. If this Agreement shall be terminated pursuant to Section 10 hereof, the Partnership shall not then be under any liability to any Underwriter except as provided in Sections 7 and 9 hereof; but, if for any other reason, any Units are not delivered by or on behalf of the Partnership as provided herein, the Partnership will reimburse the Underwriters through you for all out-of-pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Units not so delivered, but the Partnership shall then be under no further liability to any Underwriter except as provided in Sections 7 and 9 hereof.
     13. In all dealings hereunder, you shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by you jointly or by Goldman, Sachs & Co. on behalf of you as the representatives of the several Underwriters.
     All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to you as the representatives of the several Underwriters in care of Goldman, Sachs & Co., 85 Broad Street, 23rd Floor, New York, New York 10004, Attention: Registration Department; and if to the Partnership shall be delivered or sent by mail, telex or facsimile transmission to the address of the Partnership set forth in the Registration Statement, Attention: Secretary; and if to a party to the lockup letters described in Section 8(k) shall be delivered or sent by mail, telex or facsimile transmission to the address set forth in such party’s lockup letter; provided, however, that notices under Section 9(c) shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters’ Questionnaire, or telex constituting such Questionnaire, which address will be supplied to the Partnership by you upon request; provided, however, that notices under Section 5(e) shall be in writing, and, if to the Underwriters, shall be delivered or sent by mail, telex or facsimile transmission to you as the representatives at Goldman, Sachs & Co., 85 Broad Street, New York, New York 10004, Attention: Control Room. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.
     In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Partnership, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.
     14. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Calumet Parties and, to the extent provided in Sections 9 and 11 hereof, the officers and directors of the General Partner and each person who controls the Partnership or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Units from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.
     15. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Partnership and the Underwriters, or any of them, with respect to the subject matter hereof.
     16. Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.
     17. Each of the Calumet Parties and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.
     18. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.
     19. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.
     20. Notwithstanding anything herein to the contrary, the Partnership is authorized, subject to applicable law, to disclose to any persons any and all aspects of this potential transaction that are necessary to support any U.S. federal and state tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) relating to such treatment and structure, without the Underwriters imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with applicable securities laws. For this purpose, “tax structure” is limited to any facts that may be relevant to that treatment.
     If the foregoing is in accordance with your understanding, please sign and return to us seven counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement among each of the Underwriters and each of the Calumet Parties. It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Partnership for examination upon request, but without warranty on your part as to the authority of the signers thereof.
[Signature page follows.]

Very truly yours,

CALUMET SPECIALTY PRODUCTS PARTNERS, L.P.

By:	Calumet GP, LLC, its general partner

	By:	/s/ R. Patrick Murray, II

Name: R. Patrick Murray, II
Title: Vice President, Chief Financial Officer and Secretary

CALUMET LUBRICANTS CO., LIMITED PARTNERSHIP

By:	Calumet LP GP, LLC, its general partner

	By:	/s/ R. Patrick Murray, II

Name: R. Patrick Murray, II
Title: Vice President, Chief Financial Officer and Secretary

CALUMET GP, LLC

By:	/s/ R. Patrick Murray, II

Name: R. Patrick Murray, II
Title: Vice President, Chief Financial Officer and Secretary

CALUMET OPERATING, LLC
By: Calumet Specialty Products Partners, L.P., its sole
member
                    By: Calumet GP, LLC, its general partner

By:	/s/ R. Patrick Murray, II

Name: R. Patrick Murray, II
Title: Vice President, Chief Financial Officer and Secretary

CALUMET LP GP, LLC

By: /s/ R. Patrick Murray, II

Name: R. Patrick Murray, II
Title: Vice President, Chief Financial Officer and Secretary

Accepted as of the date hereof, on behalf of themselves and each of the Underwriters:

Goldman, Sachs & Co.

By:	/s/ Goldman, Sachs & Co.

Merrill Lynch, Pierce, Fenner & Smith Incorporated

By:	/s/ George C. Morris
Name: George C. Morris
Title: Managing Director

SCHEDULE I

		Number of Optional
		Units to be
	Total Number of	Purchased if
	Firm Units	Maximum Option
Underwriter	to be Purchased	Exercised
Goldman, Sachs & Co.	1,120,000	168,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	1,120,000	168,000
Deutsche Bank Securities Inc.	560,000	84,000

Total	2,800,000	420,000

SCHEDULE II(A)
Materials/Information Other Than the Pricing Prospectus
That Comprise the Pricing Disclosure Package
Number of Firm Units: 2,800,000
Price to the Public: $36.98 per Unit
Issuer Free Writing Prospectuses: Pricing Term Sheet filed by the Partnership under Rule 433 dated November 14, 2007

SCHEDULE II(B)
Issuer Free Writing Prospectuses Not Included
in the Pricing Disclosure Package
1. The Partnership’s Institutional Electronic Roadshow made available via Netroadshow at www.netroadshow.com.

ANNEX I
FOREIGN QUALIFICATIONS
     Calumet Specialty Products Partners, L.P.
Indiana
     Calumet Operating, LLC
Indiana
     Calumet LP GP, LLC
Arkansas
California
Florida
Georgia
Illinois
Indiana
Massachusetts
Mississippi
Ohio
South Carolina
Texas
     Calumet Lubricants Co., Limited Partnership
Arkansas
California
Connecticut
Florida
Georgia
Illinois
Kentucky
Louisiana
Massachusetts
Mississippi
Missouri
New Jersey
New York
Ohio
Pennsylvania
South Carolina
Texas
Utah
Virginia
     Calumet Shreveport, LLC
Louisiana

     Calumet Shreveport Lubricants & Waxes, LLC
Arkansas
California
Connecticut
Florida
Georgia
Illinois
Kentucky
Louisiana
Mississippi
Missouri
New Jersey
Ohio
Texas
Virginia
     Calumet Shreveport Fuels, LLC
Arkansas
Connecticut
Georgia
Illinois
Kentucky
Louisiana
Mississippi
Missouri
Ohio
Texas
     Calumet Sales Company Incorporated
Louisiana
     Calumet GP, LLC
Indiana

Annex II(a)
Comfort Letter from Ernst & Young LLP

Annex II(b)
Bring-down Comfort Letter from Ernst & Young LLP

Annex III(a)
Comfort Letter from PricewaterhouseCoopers LLP

Annex III(b)
Bring-down Comfort Letter from PricewaterhouseCoopers LLP